Exhibit 22
LISTING OF SUBSIDIARY GUARANTORS
TransDigm Group Incorporated has unconditionally guaranteed, on a joint and several basis, each of the following senior subordinated and secured notes with each of the subsidiaries listed below under “Subsidiary Guarantors.”

Description
6.375% senior subordinated notes due 2026 (“6.375% 2026 Notes”)
6.875% senior subordinated notes due 2026 (“6.875% 2026 Notes”)
6.25% senior secured notes due 2026 (“2026 Secured Notes”)
7.50% senior subordinated notes due 2027 (“7.50% 2027 Notes”)
5.50% senior subordinated notes due 2027 (“5.50% 2027 Notes”)
6.75% senior secured notes due 2028 (“2028 Secured Notes”)
4.625% senior subordinated notes due 2029 (“4.625% 2029 Notes”)
4.875% senior subordinated notes due 2029 (“4.875% 2029 Notes”)

Subsidiary Guarantors	Jurisdiction of Incorporation or Organization
17111 Waterview Pkwy LLC	Delaware
4455 Genesee Properties, LLC	Delaware
4455 Genesee Street, LLC	Delaware
703 City Center Boulevard, LLC	Virginia
Acme Aerospace, Inc.	Delaware
Adams Rite Aerospace, Inc.	California
AeroControlex Group, Inc.	Delaware
Aerosonic LLC	Delaware
Airborne Acquisition, Inc.	Delaware
Airborne Global, Inc.	Delaware
Airborne Holdings, Inc.	Delaware
Airborne Systems NA, Inc.	Delaware
Airborne Systems North America Inc.	Delaware
Airborne Systems North America of CA Inc.	Delaware
Airborne Systems North America of NJ Inc.	New Jersey
AmSafe Global Holdings, Inc.	Delaware
AmSafe, Inc.	Delaware
Angus Electronics Co.	Delaware
Apical Industries, Inc.	California
Arkwin Industries, Inc.	New York
Armtec Countermeasures Co.	Delaware
Armtec Countermeasures TNO Co.	Delaware
Armtec Defense Products Co.	Delaware
Auxitrol Weston USA, Inc.	Delaware
Aviation Technologies, Inc.	Delaware
Avionic Instruments LLC	Delaware
Avionics Specialties, Inc.	Virginia
AvtechTyee, Inc.	Washington
Beta Transformer Technology LLC	Delaware
Breeze-Eastern LLC	Delaware
Bridport Erie Aviation, Inc.	Delaware

Subsidiary Guarantors	Jurisdiction of Incorporation or Organization
Bridport Holdings, Inc.	Delaware
Bridport-Air Carrier, Inc.	Washington
Bruce Aerospace, Inc.	Delaware
Calspan Aero Systems Engineering, Inc.	Minnesota
Calspan Air Facilities, LLC	New York
Calspan Air Services, LLC	New York
Calspan ASE Portugal, Inc.	Minnesota
Calspan Holdings, LLC	New York
Calspan Systems, LLC	Virginia
Calspan Technology Acquisition Corporation	Delaware
Calspan, LLC	New York
CDA InterCorp LLC	Florida
CEF Industries, LLC	Delaware
Century Helicopters, Inc.	Colorado
Champion Aerospace LLC	Delaware
Chelton Avionics Holdings, Inc.	Delaware
Chelton Avionics, Inc.	Delaware
Chelton Defense Products, Inc.	Delaware
CMC Electronics Aurora LLC	Delaware
CTHC LLC	New York
Dart Aerospace USA, Inc.	Washington
Dart Buyer, Inc.	Delaware
Dart Helicopter Services, Inc.	Delaware
Dart Intermediate, Inc.	Delaware
Dart TopCo, Inc.	Delaware
Data Device Corporation	Delaware
Dukes Aerospace, Inc.	Delaware
Electromech Technologies LLC	Delaware
Esterline Europe Company LLC	Delaware
Esterline International Company	Delaware
Esterline Technologies Corporation	Delaware
Esterline Technologies SGIP, LLC	Delaware
Genesee Holdings II, LLC	New York
Genesee Holdings III, LLC	New York
Genesee Holdings, LLC	New York
HarcoSemco LLC	Connecticut
Hartwell Corporation	California
Heli Tech Inc.	Oregon
Hytek Finishes Co.	Delaware
ILC Holdings, Inc.	Delaware
Janco Corporation	California
Johnson Liverpool LLC	Delaware
Kirkhill Inc.	Delaware
Korry Electronics Co.	Delaware

	Subsidiary Guarantors	Jurisdiction of Incorporation or Organization
	Leach Holding Corporation	Delaware
	Leach International Corporation	Delaware
	Leach Mexico Holding LLC	Delaware
	Leach Technology Group, Inc.	Delaware
	MarathonNorco Aerospace, Inc.	Delaware
	Mason Electric Co.	Delaware
	McKechnie Aerospace DE, Inc.	Delaware
	McKechnie Aerospace Holdings, Inc.	Delaware
	McKechnie Aerospace US LLC	Delaware
	NAT Seattle Inc.	Delaware
	NMC Group, Inc.	California
	Nordisk Aviation Products LLC	Delaware
	North Hills Signal Processing Corp.	Delaware
	North Hills Signal Processing Overseas LLC	Delaware
	Norwich Aero Products Inc.	New York
	Offshore Helicopter Support Services, Inc.	Louisiana
	Palomar Products, Inc.	Delaware
	Paravion Technologies Inc.	Colorado
	Pexco Aerospace, Inc.	Delaware
	PneuDraulics, Inc.	California
	Power Device Corporation	New York
	Schneller LLC	Delaware
	Semco Instruments, Inc.	Delaware
	Shield Restraint Systems, Inc.	Delaware
	Simplex Manufacturing Co.	Oregon
	Skandia, Inc.	Illinois
	Skurka Aerospace, Inc.	Delaware
	Symetrics Industries, LLC	Florida
	TA Aerospace Co.	California
	Tactair Fluid Controls, Inc.	New York
	TDG ESL Holdings Inc.	Delaware
	TEAC Aerospace Technologies, Inc.	Delaware
	Telair US LLC	Delaware
	Texas Rotronics, Inc.	Texas
(1)	TransDigm Inc.	Delaware
(1)	TransDigm UK Holdings plc	United Kingdom
	Transicoil LLC	Delaware
	Whippany Actuation Systems, LLC	Delaware
	Young & Franklin Inc.	New York

(1)	Entity is also a subsidiary issuer.